                                                                    EXHIBIT 23.1

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 12, 1999 and November 10, 1998, in the Registration Statement (Form S-4) and related prospectus of Cybernet Internet Services International, Inc. for the registration of $150,000,000 of its 14.0% Senior Notes due 2009.

                                       /s/ Schitag Ernst & Young
                                       Schitag Ernst & Young
Munich, Germany
September 7, 1999